UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ] Definitive Information Statement

MID-AM SYSTEMS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[  ] $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:
_________________________________________________________________

2. Aggregate number of securities to which transaction applies:
_________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________________

4. Proposed maximum aggregate value of transaction
_________________________________________________________________

5. Total fee paid
_________________________________________________________________

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MID-AM SYSTEMS, INC.
P.O. Box 110310
Naples, Florida 34108

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of Mid-Am Systems, Inc. in connection with the approval by a majority of the stockholders of the Company of an amendment (the "Charter Amendment") to its Certificate of Incorporation increasing the authorized capital stock of the Company from ten million shares of common stock, par value $0.001 per share (the "Common Stock"), to fifty million shares of Common Stock.

Throughout this Information Statement, the terms "we," "us," "our," and the "Company" refer to Mid-Am Systems, Inc., a Delaware corporation.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance.  Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," " estimates" and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE APPROVAL OF THE CHARTER AMENDMENT

On February 27, 2004, our Board of Directors approved the Charter Amendment after carefully considering it and concluding that it was in the best interests of our company and our stockholders. The record date established by the Board for purposes of determining the number of outstanding shares of voting stock entitled to vote on the Charter Amendment was March 1, 2004 (the "Record Date"). Certain stockholders owning approximately 65.14% of our outstanding common stock as of the Record Date approved the Charter Amendment by action taken without a meeting in accordance with Delaware law. No further vote of our stockholders is required. A copy of the Charter Amendment is attached as Exhibit A to this Information Statement.

GENERAL

The Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. Your vote is not required to approve any of the actions as set forth herein.  This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.

The date on which this Information Statement was first sent to our stockholders is on or around April 12, 2004 (the "Mailing Date"). Inasmuch as we will have provided this Information Statement to our stockholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Stockholders who did not consent to the Charter Amendment are not entitled to dissenter's rights under Delaware law. These rights are discussed in this Information Statement under "Description of the Exchange."

The Charter Amendment will be effective no sooner than May 2, 2004, which is twenty days after the date this Information Statement is first mailed to our stockholders.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ACTION BY THE BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

In accordance with Section 242(b)(1) of the Delaware General Corporation Law, on February 27, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Charter Amendment, declared that it was advisable, and recommended that the stockholders of the Company approve the Charter Amendment.

Approval by Stockholders

Pursuant to Sections 242(b)(1) of the Delaware General Corporation Law, any amendment to the Company's Certificate of Incorporation which increases the Company's authorized capital stock must be approved by a majority of our stockholders. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock in lieu of an annual or special meeting of our stockholders. The elimination of the need for a meeting of stockholders is authorized by Section 228 of the Delaware General Corporation Law, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders were present and voting.

As of the Record Date, the Company had 8,870,040 shares of Common Stock issued and outstanding.  As of this same date, stockholders representing 5,778,090 shares of Common Stock, or approximately 65.14% of the issued and outstanding shares of Common Stock, approved the Charter Amendment. No further vote of our stockholders is required for the Company to approve the Charter Amendment or to file it with the Delaware Secretary of State.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company's stockholders.

No Dissenter's or Appraisal Rights

Stockholders who did not consent to the Charter Amendment are not entitled to the dissenter's or appraisal rights provided in Section 262 of the Delaware General Corporation Law.

Effective Date

The Charter Amendment will be effective on the date that it is filed with the Delaware Secretary of State, but in any event no sooner than 20 days after the date this Information Statement is first mailed to our stockholders. The Company anticipates that the Charter Amendment will be filed with the Delaware Secretary of State on approximately May 2, 2004.

THE CHARTER AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHARTER AMENDMENT AND ITS EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE CHARTER AMENDMENT AND THE BACKGROUND THEREOF.

DESCRIPTION OF CHARTER AMENDMENT

The Charter Amendment will increase the number of authorized shares of capital stock of the Company from ten million (10,000,000) shares of Common Stock to fifty million (50,000,000) shares of Common Stock and will provide the Company the flexibility to seek additional capital through equity financings from time to time in the future and to use equity, rather than cash, to complete acquisitions from time to time in the future.

The Charter Amendment is reflected in the Form of Charter Amendment to Articles of Incorporation (the "Form of Charter Amendment"), which is attached hereto as Exhibit A, and incorporated herein by reference.

Increase in Authorized Common Stock of the Company.  The Company's Certificate of Incorporation currently authorizes the Company to issue up to ten million shares of Common Stock.  As of the Record Date, Company records indicate that the Company had issued and outstanding 8,870,040 shares of Common Stock. In order to maintain the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock, the Company must increase its authorized Common Stock.

Possible Anti-Takeover Effect.  In addition to financing purposes, the Company, when the Board of Directors determines that it would be in the best interest of the stockholders and the Company, could also issue shares of Common Stock that may discourage or make more difficult an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Shares of Common Stock could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common Stock to vote separately as a class on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

Dilutive Effect. The increase in the authorized capital of the Company may have a dilutive effect on the ownership interest of the Company's current stockholders. Since the Company's stockholders do not have any preemptive rights with respect to issuances of Common Stock, any future issuance of shares by the Company may have the effect of reducing the percentage of the Company's outstanding shares owned by each stockholder. Consequently, by increasing the number of shares of Common Stock that the Company is authorized to issue, the Amendment will permit a greater potential dilutive effect on the stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. The Company's Certificate of Incorporation authorize the issuance of 10,000,000 shares of Common Stock, $0.001 par value per share, of which 8,870,040 shares were outstanding on the Record Date. After the effectiveness of the Charter Amendment, the Company's Certificate of Incorporation will authorize the issuance of 50,000,000 shares of Common Stock, $0.001 par value per share. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Shares of Common Stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Company's Board of Directors, (ii) are entitled to share ratably in any remaining assets of the Company available for distribution to stockholders upon the Company's liquidation and (iii) do not have preemptive, subscription or conversion rights. All holders of Common Stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Certificate of Incorporation or applicable provisions of the Delaware General Corporation Law.

Market for Securities. There is not currently a public trading market for the Company's securities. No dividends have been declared or paid on the Company's securities, and it is not anticipated that any dividends will be declared or paid in the foreseeable future.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to approve the Actions was March 1, 2004. As of the Record Date, the Company had a total of 8,870,040 shares of Common Stock issued and outstanding. The following table sets forth, as of the record date, the stock ownership of each executive officer and director of the Company, of all executive officers and directors as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power in such shares. Also included are the shares held by all executive officers and directors as a group.

Name and Address	Number of Shares Owned Beneficially	Percent of Class Owned
Mid-Continental Securities P.O. Box 110310 Naples, FL 34108-0106	4,728,090	53.30%
Frank Pioppi P.O. Box 110310 Naples, FL 34108-0106	4,728,090 (3)	53.30%(3)
Mark Anthony c/o Mid-Continental Securities P.O. Box 110310 Naples, FL 34108-0106	1,050,000	11.83%
Glenn Little (2) 211 West Wall Street Midland, TX 79701	1,300,000	14.65%
Equity Investors, Inc. P.O. Box 110310 Naples, FL 34108-0106	1,500,000	16.91%
Jose Acevedo (1) 4225 Bronxwood Ave. Bronx, New York 10466	0	0
Cosmo Palmieri (1) 645 5th Ave., Suite 430 New York, NY 10022	0	0
Milton Polland (1) 10445 Wilshire Blvd. Suite 204 Los Angeles, CA 90024	0	0
All directors and executive officers (3 persons)	0	0

(1)        The person listed is an officer, director, or both, of the company.
(2)        Includes 300,000 shares owned by family members, of which Mr. Little may be deemed to be the beneficial owner.
(3)        Frank Pioppi is the Chairman of Mid-Continental Securities Corp., and is deemed by that company to be the beneficial owner of 100% of Mid-Continental's shares in Mid-Am Systems, Inc.

ANNUAL AND QUARTERLY REPORTS AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document which the Company has filed at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of the Company's SEC filings are also available to the public from the SEC's web site at www.sec.gov.

THE BOARD OF DIRECTORS
Naples, Florida
April 2, 2004